Exhibit 4.1

DEPOSIT AGREEMENT

Dated

September 12, 2019

CITIGROUP INC.,

AS ISSUER,

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

AS DEPOSITARY,

-and-

COMPUTERSHARE TRUST COMPANY, N.A.,

AS REGISTRAR AND TRANSFER AGENT

RELATING TO RECEIPTS, DEPOSITARY SHARES AND RELATED

5.000% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK, SERIES U

i

TABLE OF CONTENTS

(continued)

ii

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated September 12, 2019 among CITIGROUP INC., a Delaware corporation, COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered national association (the “Trust Company”), jointly as Depositary (as hereinafter defined), the Trust Company, as Registrar (as hereinafter defined) and Transfer Agent (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company’s Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Preferred Stock deposited and for the execution and delivery of Receipts evidencing Depositary Shares;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

WHEREAS, the terms and conditions of the Preferred Stock are substantially set forth in the Certificate of Designations attached hereto as Exhibit B; and

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

ARTICLE 1

DEFINITIONS

The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

“Certificate of Designations” shall mean the certificate that amends the Restated Certificate of Incorporation of the Company, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Preferred Stock, as filed with the Secretary of State of the State of Delaware on September 11, 2019 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

“Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment thereto, dated May 6, 2011, including any certificates of designation, and as restated or amended from time to time.

“Company” shall mean Citigroup Inc., a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder. The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least $50,000,000, and so shall any successor depositary hereunder.

“Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.

“Depositary Share” shall mean the security representing a 1/25th fractional interest in a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).

“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

“dividend period end date” shall have the meaning set forth in the Certificate of Designations.

“Dividend Record Date” shall have the meaning set forth in the Certificate of Designations.

“DTC” means The Depository Trust Company.

“DTC Receipt” has the meaning set forth in Section 2.01.

“Funds” has the meaning set forth in Section 2.03.1.

“Late-Day Funding” has the meaning set forth in Section 2.03.4.

“Preferred Stock” shall mean shares of the Company’s 5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U (liquidation preference $25,000 per share), $1.00 par value per share, heretofore validly issued, fully paid and nonassessable.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

“record date” shall mean the date fixed pursuant to Section 4.04.

“Record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

“redemption date” has the meaning set forth under Section 2.03.

“redemption price” has the meaning set forth under Section 2.03.

“Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Stock, as herein provided.

“Reorganization Event” shall mean:

(i)    any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation);

(ii)    any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or

(iii)    any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding common stock.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts and the deposited Preferred Stock, as herein provided.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND

DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01    Form and Transferability of Receipts.

Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02 shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Preferred Stock, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

Notwithstanding the foregoing, upon request by the Company, the Depositary and the Company will make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. In connection with any such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.

If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of shares of Preferred Stock and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.

SECTION 2.02    Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 60,000 shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the

Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 60,000 shares of Preferred Stock and related documentation and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Preferred Stock deposited hereunder and the Trust Company hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it by notation, book-entry or other appropriate method.

If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Designations, as such may be amended. To the extent that the Company issues shares of Preferred Stock in excess of the amount set forth in the Certificate of Designations as of the date hereof (which shares have been validly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.

The Depositary shall be permitted to rely on applicable opinions of counsel delivered to the underwriters pursuant to each of Sections 8(b), (c) and (d) of the underwriting agreement dated September 5, 2019 among the Company and the underwriters named therein relating to the sale of the Depositary Shares to the public.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

SECTION 2.03    Optional Redemption of Preferred Stock for Cash.

Whenever the Company shall elect to redeem shares of deposited Preferred Stock for cash in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 15 nor more than 60 days’ prior written notice of the date fixed for redemption of such Preferred Stock (the “redemption date”) and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designations. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 15 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither the failure to mail any such notice to one or more such holder nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was not given or defective.

The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Preferred Stock and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue.

In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designations) of the Preferred Stock deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and on the redemption date (unless the Company shall have failed to pay for the shares of Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $1,000 per Depositary Share plus any accrued dividends thereon from the last dividend period end date to, but excluding, the redemption date. The foregoing shall be further subject to the terms and conditions of the Certificate of Designations. In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Certificate of Designations, the provisions of the Certificate of Designations will govern and the Company will instruct the Depositary, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designations be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

If less than all of the Preferred Stock is redeemed pursuant to the Company’s exercise of its optional redemption right, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable.

2.03.1    All redemption funds received by Computershare pursuant to this Deposit Agreement that are to be distributed or applied by Computershare in accordance with the terms of this Deposit Agreement (the “Funds”) shall be delivered to Computershare by 9:00 a.m. Eastern Time and in no event later than 12:00 p.m. Eastern Time on the redemption date. Funding after 9:00 a.m. Eastern Time but before 12:00 p.m. Eastern Time on the redemption date may cause delays in payments to be made on the redemption date. Delivery of Funds on any day after 12:00 p.m. Eastern Time will be subject to the terms of Section 2.03.4, below. Once received by Computershare, Funds shall be held by Computershare as agent for the Company. Until paid or distributed in accordance with this Deposit Agreement, the Funds shall be deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by Standard & Poor’s Financial Services LLC (LT Issuer Credit Rating), Moody’s Investors Service, Inc. (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.), (ii) Cash Management sweeps to AAA Fixed NAV money market funds that comply with Rule 2a-7 under the Investment Company Act of 1940, as amended, or (iii) funds backed by obligations of, or guaranteed by, the United States of America.

2.03.2    Computershare will only draw upon the Funds in such amount as required from time to time in order to make payments for the Depositary Shares and any applicable tax withholding payments. Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this Section 2.03, including any losses resulting from a default by any bank, financial institution or other third party, provided such actions related to the investments made by Computershare are taken in good faith and without gross negligence or willful misconduct. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

2.03.3    Computershare is acting as an agent hereunder and is not a debtor of the Company in respect of the Funds.

2.03.4    In the case of late-day funding, which means delivery of Funds to Computershare after 12:00 p.m. Eastern Time on any day as set forth in Section 2.03.1 above (“Late-Day Funding”), Federal Deposit Insurance or other bank liquidity charges may apply in connection with the overnight deposit of Funds with commercial banks. The parties agree that any such charges assessed as a result of Late-Day Funding will be charged to the Company and the Company hereby agrees to pay such charges.

2.03.5    The Company agrees to deliver the Funds by wire to the account listed on the attached Exhibit C, which may be amended in writing from time to time.

SECTION 2.04    Registration of Transfers of Receipts.

The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority, which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Trust Company, together with evidence of the payment by the applicable party of any transfer taxes as may be required by law. Upon such surrender, the Trust Company shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.05    Combinations and Split-ups of Receipts.

Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.06    Surrender of Receipts and Withdrawal of Preferred Stock.

Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Preferred Stock, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

The Depositary shall deliver the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up.

As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.

SECTION 2.08    Lost Receipts, etc.

In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (b) an indemnity bond, (ii) satisfied any other reasonable requirements imposed by the Depositary and (iii) complied with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 2.09    Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.

SECTION 2.10    No Pre-Release.

The Depositary shall not deliver any deposited Preferred Stock evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Preferred Stock evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Preferred Stock deposited with the Depositary.

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01    Filing Proofs, Certificates and Other Information.

Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred

Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.

SECTION 3.02    Payment of Fees and Expenses.

Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03    Representations and Warranties as to Preferred Stock.

In the case of the initial deposit of the Preferred Stock hereunder, the Company represents and warrants that such Preferred Stock and each certificate therefor are validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares.

The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/25th fractional interest in a share of deposited Preferred Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

SECTION 3.05    Taxes.

The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or shares of Preferred Stock or other securities issued on account of Depositary Shares or certificates representing such shares or securities. The Company will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

ARTICLE 4

THE PREFERRED STOCK; NOTICES

SECTION 4.01    Cash Distributions.

Whenever Computershare shall receive any cash dividend or other cash distribution on the deposited Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.03, Computershare shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or Computershare shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. Computershare, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to registered holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8EXP, Form W-8IMY, Form W8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.

SECTION 4.02    Distributions Other Than Cash.

Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.

SECTION 4.03    Subscription Rights, Preferences or Privileges.

If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and to use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification.

SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) (the “record date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

SECTION 4.05    Voting Rights.

Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall, insofar as practicable, vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Preferred Stock is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/25th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will vote all Depositary Shares held by it in proportion with any instructions received. The Depositary shall not exercise any discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06    Changes Affecting Preferred Stock and Reorganization Events.

Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Preferred Stock, any Reorganization Event or any exchange of the Preferred Stock for cash, securities or other property, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in one share of Preferred Stock represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, as may be required by or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Preferred Stock, of such Reorganization Event or of such exchange and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Stock. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

SECTION 4.07    Inspection of Reports.

The Depositary shall make available for inspection by holders of Receipts at the Depositary Office, and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.

SECTION 4.08    Lists of Receipt Holders.

Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.

SECTION 4.09    Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

ARTICLE 5

THE DEPOSITARY AND THE COMPANY

SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.

The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulations.

SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.

None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the

Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Incorporation or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.

The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Preferred Stock), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement (which bad faith, negligence, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent or Registrar assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the Depositary’s aggregate liability during any term of this Deposit Agreement with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Depositary as fees and charges, but not including reimbursable expenses.

None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or Transfer Agent.

The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

The Company agrees that it will register the deposited Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar.

Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the President, any Vice President, the Treasurer, the Deputy Treasurer, any Assistant Treasurer, Head of Corporate Finance, the Secretary or Assistant Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preferred Stock or Depositary Shares.

Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designations shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.

The Depositary, Transfer Agent and any Registrar hereunder:

(i)    shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)    shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)    shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)    may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)    may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;

(vi)    may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

(vii)    shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;

(viii)    shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and

(ix)    shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The obligations of the Company and the rights of the Depositary set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.

Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

SECTION 5.05    Notices, Reports and Documents.

The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company, will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports generally made available by the Company to holders of the Preferred Stock and not otherwise made publicly available. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

SECTION 5.06    Indemnification by the Company.

Notwithstanding anything contained herein to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or shares of Preferred Stock pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Preferred Stock.

SECTION 5.07    Fees, Charges and Expenses.

No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the Company and all withdrawals of the Preferred Stock by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01    Amendment.

The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01.

SECTION 6.02    Termination.

This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Sections 5.03, 5.06 and 5.07.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

SECTION 7.02    Exclusive Benefits of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03    Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

SECTION 7.04    Notices.

Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Company at:

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attention: Treasury Department

Fax: 212-793-5629

with a copy to:

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attention: Barbara Politi, Assistant General Counsel–Capital Markets

Fax: 718-248-2705

or at any other address of which the Company shall have notified the Depositary in writing.

Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or telecopier confirmed by letter, addressed to the Depositary:

Computershare Trust Company, N.A.

c/o Computershare Inc.

150 Royall Street

Canton, Massachusetts 02021

Attention: General Counsel

Facsimile: 781-575-4210

Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided, that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.

Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.05    Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

SECTION 7.06    Holders of Receipts Are Parties.

The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.

SECTION 7.07    Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles thereof.

SECTION 7.08    Inspection of Deposit Agreement and Certificate of Designations.

Copies of this Deposit Agreement and the Certificate of Designations shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.

SECTION 7.09    Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

SECTION 7.10    Confidentiality.

The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.

SECTION 7.11    Further Assurances.

From time to time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Citigroup Inc. and Computershare Inc. and Computershare Trust Company, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

CITIGROUP INC.

By:	/s/ Elissa Steinberg
Elissa Steinberg
Assistant Treasurer

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., as Depositary, and COMPUTERSHARE TRUST COMPANY, N.A., as Registrar and Transfer Agent

By:	/s/ Dennis V. Moccia
Dennis V. Moccia
Senior Manager, Contract Operations

Exhibit A

FORM OF FACE OF RECEIPT

IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: A-1	Number of Depositary Shares: 1,500,000

CUSIP NO.: 172967MG3

CITIGROUP INC.

RECEIPT FOR DEPOSITARY SHARES

Each Representing 1/25th of a Share of

5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered national association (the “Trust Company” and jointly with Computershare, the “Depositary”), hereby certify that CEDE & CO. is the registered owner of one million five hundred thousand (1,500,000) depositary shares ($1,500,000,000 aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing 1/25th of one share of 5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U, $1.00 par value per share and liquidation preference of $25,000 per share, of Citigroup Inc., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated September 12, 2019 (the “Deposit Agreement”), among the Company, the Depositary, the Trust Company, as Registrar and Transfer Agent (each term as defined in the Deposit Agreement), and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated: September 12, 2019

Computershare Inc. and Computershare Trust Company, N.A., as Depositary

By:
Debra Sumpter Relationship Manager

[FORM OF REVERSE OF RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                          Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

                                          Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exhibit B

Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

5.000% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK SERIES U

OF

CITIGROUP INC.

pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that:

1. The Restated Certificate of Incorporation of the Company (as amended through the date hereof, the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at six billion (6,000,000,000) shares of common stock, par value $0.01 per share, and thirty million (30,000,000) shares of preferred stock, par value $1.00 per share.

2. The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3. Pursuant to the authority conferred upon a preferred stock committee (the “Preferred Stock Committee”) by the Board of Directors, the Preferred Stock Committee, by action duly taken on September 5, 2019, adopted resolutions (i) authorizing the issuance and sale of up to 60,000 shares of the Company’s preferred stock and (ii) approving this final form of Certificate of Designations of 5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U (the “Series U Preferred Stock”), establishing the number of shares to be

Series U	B-1

included in this Series U Preferred Stock and fixing the designation, powers, preferences and rights of the shares of this Series U Preferred Stock and the qualifications, limitations or restrictions thereof as follows:

Section 1. Designation.

The designation of the Series of preferred stock shall be “5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U” (the “Series U Preferred Stock”). Each share of Series U Preferred Stock shall be identical in all respects to every other share of Series U Preferred Stock.

Section 2. Number of Shares.

The number of authorized shares of Series U Preferred Stock shall be 60,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series U Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Company shall have the authority to issue fractional shares of Series U Preferred Stock.

Section 3. Definitions. As used herein with respect to Series U Preferred Stock:

“Accrued Dividend Compounding Factor” shall have the meaning set forth in Section 4(a) hereof.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.

“Benchmark” shall have the meaning set forth in Section 4(a) hereof.

“Benchmark Replacement” shall have the meaning set forth in Section 4(a) hereof.

“Benchmark Replacement Adjustment” shall have the meaning set forth in Section 4(a) hereof.

“Benchmark Replacement Conforming Changes” shall have the meaning set forth in Section 4(a) hereof.

“Benchmark Replacement Date” shall have the meaning set forth in Section 4(a) hereof.

“Benchmark Transition Event” shall have the meaning set forth in Section 4(a) hereof.

“Board of Directors” has the meaning set forth in the recitals above.

Series U	B-2

“business day”, including with respect to the Fixed Rate Period, means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed.

“Business Day” with respect to the Floating Rate Period means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and a U.S. Government Securities Business Day.

“Calculation Agent” means Citibank, N.A., London branch, and its successors and assigns.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Corresponding Tenor” shall have the meaning set forth in Section 4(a) hereof.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

“dividend payment date” shall have the meaning set forth in Section 4(a) hereof.

“dividend period” shall have the meaning set forth in Section 4(a) hereof.

“dividend period end date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company.

“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.

“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.

“Holder” means the Person in whose name the shares of the Series U Preferred Stock are registered, which may be treated by the Company, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series U Preferred Stock for the purpose of making payment and for all other purposes.

“ISDA” shall have the meaning set forth in Section 4(a) hereof.

“ISDA Definitions” shall have the meaning set forth in Section 4(a) hereof.

“ISDA Fallback Adjustment” shall have the meaning set forth in Section 4(a) hereof.

“ISDA Fallback Rate” shall have the meaning set forth in Section 4(a) hereof.

“Junior Stock” means the Common Stock and any other class or Series of stock of the Company now existing or hereafter authorized over which Series U Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Nonpayment” shall have the meaning set forth in Section 7(b)(i) hereof.

Series U	B-3

“NY Federal Reserve’s website” shall have the meaning set forth in Section 4(a) hereof.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Deputy Treasurer, any Assistant Treasurer, any Vice President, the General Counsel and Corporate Secretary and any Assistant Secretary of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.

“Preferred Stock Director” shall have the meaning set forth in Section 7(b)(i) hereof.

“Preferred Stock Director Termination Date” shall have the meaning set forth in Section 7(b)(iv) hereof.

“Rate Cut-Off Date” shall have the meaning set forth in Section 4(a) hereof.

“Reference Time” shall have the meaning set forth in Section 4(a) hereof.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series U Preferred Stock, and its successors and assigns.

“Regulatory Capital Event” means the good faith determination by the Company that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series U Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series U Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series U Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of the Series U Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of the Series U Preferred Stock is outstanding.

“Relevant Governmental Body” shall have the meaning set forth in Section 4(a) hereof.

“Series U Liquidation Preference” shall have the meaning set forth in Section 5(a) hereof.

“Series U Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Series U Preferred Stock Certificate” shall have the meaning set forth in Section 14(a) hereof.

“SOFR” shall have the meaning set forth in Section 4(a) hereof.

Series U	B-4

“Transfer Agent” means Computershare Trust Company, N.A., a federally chartered national association, acting as Transfer Agent, Registrar and paying agent for the Series U Preferred Stock, and its successors and assigns.

“Trust” shall have the meaning set forth in Section 6(d).

“Unadjusted Benchmark Replacement” shall have the meaning set forth in Section 4(a) hereof.

“U.S. Government Securities Business Day” shall have the meaning set forth in Section 4(a) hereof.

Section 4. Dividends.

(a) Rate. Holders shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on each share of Series U Preferred Stock in the amounts specified below in this Section 4, and no more, payable (i) semiannually in arrears on each March 12 and September 12, beginning March 12, 2020, from, and including, the date of issuance to, but excluding, September 12, 2024 (the “Fixed Rate Period”); provided, however, if any such day is not a business day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a business day, without any additional dividend accrual or other payment in respect of such postponement, and (ii) quarterly in arrears on the second Business Day following each dividend period end date, beginning on December 16, 2024, from, and including, September 12, 2024 (the “Floating Rate Period”) (each date for payment of dividends, a “dividend payment date”). A “dividend period end date” means the 12th of each March, June, September and December; provided, however, that if any dividend period end date (other than a redemption date) is not a Business Day, then such date will be postponed to the next succeeding Business Day, unless that day falls in the next calendar month, in which case the dividend period end date will be the immediately preceding Business Day. During the Fixed Rate Period, “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Preferred Stock to, but excluding, the first dividend payment date. During the Floating Rate Period, “dividend period” means the period from, and including, each dividend period end date (except for the initial dividend period in the Floating Rate Period, “dividend period” means the period from, and including, September 12, 2024) to, but excluding, the next succeeding dividend period end date; provided that the dividend period following an election by the Company to redeem the Preferred Stock (as described in Section 6(a)) will be the period from, and including, the immediately preceding dividend period end date to, but excluding, the redemption date; and provided further that SOFR (as defined below) for each calendar day from, and including, the Rate Cut-Off Date to, but excluding, the redemption date will equal SOFR in respect of the Rate Cut-Off Date. The Rate Cut-Off Date will be the second U.S. Government Securities Business Day prior to a redemption date. Dividends on each share of Series U Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (i) 5.000%, for each dividend period in the Fixed Rate Period and (ii) SOFR (compounding daily over each dividend period as described below) plus 3.813%, for each dividend period in the Floating Rate Period,

Series U	B-5

provided that in no event will the dividend payable on the Preferred Stock be less than zero. The record date for payment of dividends on the Series U Preferred Stock will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day. The amount of dividends payable during the Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed.

For the purposes of calculating any dividend with respect to any dividend period during the Floating Rate Period:

“Accrued Dividend Compounding Factor” means the result of the following formula:

where

“do”, for any dividend period, is the number of U.S. Government Securities Business Days in the relevant dividend period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant dividend period.

“SOFRi”, for any day “i” in the relevant dividend period, is a reference rate equal to SOFR in respect of that day.

“ni”, for any day “i” in the relevant dividend period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant dividend period.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Series U	B-6

“SOFR,” with respect to any day, means the rate determined by the Calculation Agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate for trades made on such day that appears at approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s website on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2)

if the rate specified in (1) above does not so appear, unless a Benchmark Transition Event and its related Benchmark Replacement Date have occurred as described in (3) below, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website; or

(3)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant dividend period end date, the Calculation Agent will use the Benchmark Replacement to determine the rate and for all other purposes relating to the Preferred Stock.

In connection with the SOFR definition above, the following definitions apply:

“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or one of its affiliates) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

Series U	B-7

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that the Company (or one of its affiliates) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or such affiliate) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or such affiliate) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

Series U	B-8

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day prior to a redemption date.

Series U	B-9

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Company (or one of its affiliates) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Any determination, decision or election that may be made by the Company (or one of its affiliates) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Designations, shall become effective without consent from the holders of the Series U Preferred Stock or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series U Preferred Stock will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

(b) Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series U Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and Holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series U Preferred Stock or any other Series of preferred stock or common stock are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series U Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Series U Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, the Company will not, and will cause its subsidiaries not to, during the next succeeding dividend period that commences on such dividend payment date during the Fixed Rate Period or dividend period end date during the Floating Rate Period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

Series U	B-10

(ii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii) as a result of an exchange or conversion of any class or Series of Junior Stock for any other class or Series of Junior Stock;

(iv) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;

(v) the purchase of Junior Stock by an investment banking subsidiary of the Company in connection with the distribution thereof; or

(vi) the purchase of Junior Stock by any investment banking subsidiary of the Company in connection with market-making or other secondary market activities in the ordinary course of the business of such subsidiary.

The restrictions set forth in the preceding provisions of this Section 4(c) shall not apply to any Junior Stock dividends paid by the Company where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid.

Except as provided below, for so long as any share of Series U Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Series U Preferred Stock and any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series U Preferred Stock in the payment of dividends, all dividends declared upon shares of Series U Preferred Stock and such other stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Series U Preferred Stock and accrued dividends for the then-current dividend period per share of such other stock (including, in the case of any such other stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of stock of the Company from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of funds legally available

Series U	B-11

therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of stock ranking senior to or on parity with Series U Preferred Stock upon liquidation and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share (the “Series U Liquidation Preference”), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared but not yet paid. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Company are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of stock of the Company ranking equally with the Series U Preferred Stock in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts paid to the Holders and to the holders of all such equally ranking stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6. Redemption.

(a) Optional Redemption. The Company, at the option of its Board of Directors or any duly authorized committee thereof, may redeem out of funds legally available therefor, (i) in whole or in part, from time to time, the shares of Series U Preferred Stock at the time outstanding, on September 12, 2024 and on any dividend period end date on or after December 12, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case at a redemption price equal to $25,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date, upon notice given as provided in Section 6(b) below.

(b) Notice of Redemption. Notice of every redemption of shares of Series U Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the stock register of the Company. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give

Series U	B-12

such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series U Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series U Preferred Stock. Each notice shall state:

(i) the redemption date;

(ii) the total number of shares of Series U Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii) the redemption price;

(iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and

(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the certificates evidencing the shares of Series U Preferred Stock are held of record by a depositary and any related depository shares are held of record by a Depositary or its nominee, the Company may give such notice in any manner permitted by the Depositary.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series U Preferred Stock at the time outstanding, the shares of Series U Preferred Stock to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of shares of Series U Preferred Stock held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series U Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The

Series U	B-13

Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

Section 7. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in Section 7(b) below or as required by the Delaware General Corporation Law.

(b) Special Voting Right.

(i) Voting Right. If and whenever dividends on the Series U Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable (any such class or series being referred to herein as “dividend parity stock”) have not been declared and paid in an aggregate amount equal, as to any class or series, to at least three semi-annual or six quarterly dividend periods, as applicable, (whether consecutive or not) (a “Nonpayment”), the authorized number of directors constituting the Board of Directors shall be increased by two, and the Holders, together with holders of dividend parity stock, shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that it shall be a qualification for election of any such director that the election of such director shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the Holders together with holders of dividend parity stock is a “Preferred Stock Director.”

(ii) Election. The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any dividend parity stock, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Company may, and upon the written request (addressed to the secretary at the Company’s principal office) of the holders of at least 20% of the voting power of the Series U Preferred Stock or the holders of at least 20% of the voting power of any series of dividend parity stock then outstanding (with such voting power measured based on the voting power to elect

Series U	B-14

Preferred Stock Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Company, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series U Preferred Stock and any dividend parity stock for the purposes of electing Preferred Stock Directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect Preferred Stock Directors will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders. If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Company. The Preferred Stock Directors elected at any such special meeting and each Preferred Stock Director elected at a subsequent annual or special meeting of stockholders, will be elected for term expiring upon the earlier of the Preferred Stock Director Termination Date and the next annual meeting of stockholders following such Preferred Stock Director’s election. In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the Preferred Stock Director remaining in office, or if none remains in office, by a plurality of the votes cast by the holders of Series U Preferred Stock and any dividend parity stock, voting together as a single class, and the Preferred Stock Director so appointed or elected to fill such vacancy shall serve for a term expiring at the next annual meeting of the stockholders. Preferred Stock Directors may only be elected by the holders of Series U Preferred Stock and dividend parity stock in accordance with this Section 7. If the holders of Series U Preferred Stock and such dividend parity stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Section 7, then any directorship not so filled shall remain vacant until such time as the holders of Series U Preferred Stock and such dividend parity stock elect a person to fill such directorship in accordance with this Section 7, or such vacancy is otherwise filled in accordance with this Section 7; and no such directorship may be filled by stockholders of the Corporation other than in accordance with this Section 7.

(iv) Termination; Removal. Whenever the Company has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment on the Series U Preferred Stock and on any dividend parity stock entitled to noncumulative dividends and has paid cumulative dividends in full on any dividend parity stock entitled to cumulative dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future dividend periods) (the time of such cessation, the “Preferred Stock Director Termination Date”). Upon a Preferred Stock Director Termination Date, the terms of office of the Preferred Stock Directors will immediately terminate, the persons then serving as Preferred Stock Directors shall immediately cease to be qualified to hold office as Preferred Stock Directors, the

Series U	B-15

Preferred Stock Directors shall cease to be directors of the Company and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the stockholders of the Company, by the number of Preferred Stock Directors authorized immediately prior to such termination. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the voting power of outstanding shares of the capital stock then entitled to vote in the election of Preferred Stock Directors, voting together as a single class (with such voting power measured based on the voting power to elect Preferred Stock Directors).

(c) Senior Issuances; Adverse Changes. So long as any shares of Series U Preferred Stock are outstanding, but subject to the final paragraph of this Section 7(c), in addition to any other vote or consent of holders of the Company’s capital stock required by Delaware law, the vote or consent of the holders of at least two-thirds of the voting power of the Series U Preferred Stock and the holders of any other preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy at an annual or special meeting of stockholders, or given in writing without a meeting, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Series U Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, preferences, economic rights or special rights of the Series U Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Company’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series U Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series U Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series U Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Series U Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Company having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Series U Preferred Stock prior to such merger or consolidation), and (ii) such Series U Preferred Stock remaining outstanding or such preferred securities, as the case

Series U	B-16

may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series U Preferred Stock, taken as a whole;

provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series U Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series U Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series U Preferred Stock, and no stockholder will have the right to vote on such an increase, creation or issuance by reason of this Section 7.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of preferred stock of the Company, then only such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series U Preferred Stock as a single class (in lieu of all other series of preferred stock) for purposes of the vote or consent required by this Section 7(c).

(d) No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Company shall have redeemed or shall have called for redemption all outstanding shares of Series U Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

Section 8. Preemption and Conversion Rights.

The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.

Section 9. Rank.

For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or shares of any class or series of stock of the Company now existing or hereafter authorized that ranks equally with the Series U Preferred Stock in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Series U	B-17

Section 10. Reacquired Shares.

The Board of Directors shall take such actions as are necessary to cause the shares of Series U Preferred Stock which have been redeemed or otherwise purchased or acquired by the Company to be retired and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 11. No Sinking Fund.

Shares of Series U Preferred Stock are not subject to the operation of a sinking fund.

Section 12. Transfer Agent, Calculation Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Registrar and paying agent for the Series U Preferred Stock shall be Computershare Trust Company, N.A. The duly appointed Calculation Agent for the Series U Preferred Stock shall be Citibank, N.A., London branch. The Company may, in its sole discretion, remove the Transfer Agent and/or the Calculation Agent in accordance with the respective agreements between the Company and the Transfer Agent and the Company and the Calculation Agent; provided, however, that the Company shall appoint a successor transfer agent and/or calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 13. Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.

If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

Section 14. Form.

(a) Series U Preferred Stock Certificates. Series U Preferred Stock shall be issued in certificated form in substantially the form attached hereto as Exhibit A (each, a “Series U Preferred Stock Certificate”). Exhibit A is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series U Preferred Stock Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Series U	B-18

(b) Signature. Two Officers shall sign any Series U Preferred Stock Certificate for the Company, in accordance with the Company’s by-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Series U Preferred Stock Certificate no longer holds that office at the time the Transfer Agent countersigned the Series U Preferred Stock Certificate, such Series U Preferred Stock Certificate shall be valid nevertheless. A Series U Preferred Stock Certificate shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Series U Preferred Stock Certificate. Each Series U Preferred Stock Certificate shall be dated the date of its countersignature.

Section 15. Taxes.

(a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series U Preferred Stock. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series U Preferred Stock, in a name other than that in which the shares of Series U Preferred Stock were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series U Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 16. Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 388 Greenwich Street, New York, New York 10013 (Attention: Corporate Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Series U	B-19

Section 17. Other Rights Disclaimed.

(a)

The shares of Series U Preferred Stock have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Company.

Series U	B-20

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Treasurer this 11th day of September, 2019.

CITIGROUP INC.

By:
Name:
Title:

Exhibit A

FORM OF

5.000% FIXED RATE / FLOATING RATE NONCUMULATIVE PREFERRED STOCK, SERIES U

Certificate Number	Number of Shares of Series U Preferred Stock

CUSIP NO.:

CITIGROUP INC.

5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                    ] fully paid and non-assessable shares of the Company’s designated 5.000% Fixed Rate / Floating Rate Noncumulative Preferred Stock, Series U, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series U Preferred Stock”). The shares of Series U Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series U Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated September 11, 2019 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series U Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series U Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its [Title] and by its [Title] this      day of         ,         .

CITIGROUP INC.

By:
Name:
Title:

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series U Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

REVERSE OF CERTIFICATE

Dividends on each share of Series U Preferred Stock shall be payable at the rate provided in the Certificate of Designations.

The shares of Series U Preferred Stock shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or Series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series U Preferred Stock evidenced hereby to:

_

_

(Insert assignee’s social security or taxpayer identification number, if any)

_

_

(Insert address and zip code of assignee)

and irrevocably appoints:

_

_

as agent to transfer the shares of Series U Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

_

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee: _

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit C

PLEASE WIRE ALL FUNDS RELATED TO THIS DEPOSIT AGREEMENT USING THE FOLLOWING INSTRUCTIONS:

Bank Name:

Account Name:

Account Number:

ABA Routing Number: